UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 5, 2020

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive office) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	KIN	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	KIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 5, 2020, Kindred Biosciences, Inc. ("KindredBio") issued a press release announcing its financial results for the three months ended June 30, 2020 and recent business developments. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information furnished under this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 31, 2020, Denise M. Bevers terminated her employment as the President, Chief Operating Officer, and Secretary of KindredBio, although she will remain on KindredBio’s Board of Directors. The departure of Ms. Bevers as an officer of KindredBio as part of KindredBio’s corporate restructuring was previously announced by KindredBio in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 8, 2020.
Effective July 31, 2020, KindredBio’s Board of Directors appointed Richard Chin, M.D. to serve as KindredBio’s President in addition to continuing to serve as KindredBio’s Chief Executive Officer, and KindredBio’s Board of Directors appointed Wendy Wee to serve as KindredBio’s Secretary in addition to continuing to serve as KindredBio’s Chief Financial Officer.
On July 31, 2020, Ms. Bevers and KindredBio entered into a Severance and Release Agreement (the “Severance Agreement”) which provides, among other things, that Ms. Bevers is entitled to receive the severance compensation and benefits that are described in Section 4(c) of her Amended and Restated Executive Employment Agreement dated May 22, 2018, as amended by Amendment No. 1 dated October 19, 2018, that KindredBio previously filed with the Securities and Exchange Commission. Ms. Bevers is entitled to receive a payment from KindredBio equal to the total of her accrued base salary, the value of her accrued vacation days, and her target bonus for the 2020 fiscal year pro-rated based on the number of days Ms. Bevers was employed during the fiscal year. Ms. Bevers is also entitled to receive (1) an additional payment from KindredBio equal to 18 months of her annual base salary and 150% of her target bonus for the 2020 fiscal year, (2) reimbursement by KindredBio for up to 18 months of insurance premiums for continued coverage under KindredBio’s health benefit plans, and (3) accelerated vesting in full of all of her outstanding stock options and other equity awards granted by KindredBio. The aggregate cash payment to Ms. Bevers will be approximately $1,162,688, less applicable withholding taxes and deductions.
The preceding description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Severance and Release Agreement dated as of July 31, 2020 between Kindred Biosciences, Inc. and Denise Bevers.
99.1	Press Release of Kindred Biosciences, Inc. issued on August 5, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: August 5, 2020	By: /s/ Wendy Wee
Wendy Wee
Chief Financial Officer